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                                                                   EXHIBIT 28I

                  CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
                             First USA Bank, N.A.

                         FIRST CHICAGO MASTER TRUST II
                                 Series 1996-R
                               November 9, 1999


Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 1990 as amended and restated as of September 1, 1999, by and between First USA Bank, National Association,, as Seller and Servicer ("First USA"), and Norwest Bank Minnesota, National Association, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1996-R Supplement dated as of November 1, 1996 by and between First USA and the Trustee, First USA, as Servicer, is required to prepare certain information for each Payment Date regarding current distributions to Class A Certificateholders and the performance of the First Chicago Master Trust II (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the November 15, 1999 Payment Date and with respect to the performance of the Trust during the Due Period for such Payment Date is set forth below. Certain of the information is presented on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

A. Information Regarding the Current Distribution (Stated on the Basis of $1,000 Original Principal Amount)

   1.  The total amount of the distribution to
       Class A Certificateholders on the Payment
       Date per $1,000 interest.                                        $86.084

   2.  The amount of the distribution set forth in
       paragraph 1 above in respect of principal on
       the Class A Certificates, per $1,000 interest                    $83.333

   3.  The amount of the distribution set forth in
       paragraph 1 above in respect of interest on
       the Class A Certificates, per $1,000 interest                     $2.751


B. Information Regarding the Performance of the Trust

   1.  Collections of Receivables
   ------------------------------

   a.  The aggregate amount of Collections of Receivables
       processed for the Due Period with respect to the
       current Distribution Date which were allocated in
       respect of the Investor Certificates of all Series       $695,734,442.82


   b.  The aggregate amount of Collections of Receivables
       processed for the Due Period with respect to the
       current Distribution Date which were allocated in
       respect of the Series 1996-R Certificates                $128,203,901.25


   c.  The aggregate amount of Collections of Receivables
       processed for the Due Period with respect to the
       current Distribution Date which were allocated in
       respect of the Class A Certificates                      $112,215,264.91


   d.  The amount of Collections of Receivables processed
       for the Due Period with respect to the current
       Distribution Date which were allocated in respect
       of the Class A Certificates, per $1,000 interest                $280.538


   e.  The amount of Excess Spread for the Due Period with
       respect to the current Distribution Date                   $2,389,017.30


   f.  The amount of Reallocated Principal Collections
       for the Due Period with respect to the current
       Distribution Date allocated in respect of the
       Class A Certificates                                               $0.00

   g.  The amount of Excess Finance Charge Collections
       allocated in respect of the Series 1996-R
       Certificates, if any                                               $0.00
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                                                                 Series 1996-R

   h.  The amount of Excess Principal Collections
       allocated in respect of the Series 1996-R
       Certificates, if any                                               $0.00


   2.  Receivables in Trust
   ------------------------

   a.  Aggregate Principal Receivables for the Due Period
       with respect to the current Distribution Date
       (which reflects the Principal Receivables
       represented by the Exchangeable Seller's
       Certificate and by the Investor Certificates of
       all Series)                                           $16,105,583,646.73

   b.  The amount of Principal Receivables in the Trust
       represented by the Series 1996-R Certificates
       (the "Invested Amount") for the Due Period
       with respect to the current Distribution Date            $264,464,630.35

   c.  The amount of Principal Receivables in the Trust
       represented by the Class A Certificates (the
       "Class A Invested Amount") for the Due Period
       with respect to the current Distribution Date            $233,333,333.35

   d.  The Invested Percentage with respect to Finance
       Charge Receivables (including Interchange) and
       Defaulted Receivables for the Series 1996-R
       Certificates for the Due Period with respect
       to the current Distribution Date                                   1.642%

   e.  The Invested Percentage with respect to
       Principal Receivables for the Series 1996-R
       Certificates for the Due Period with respect
       to the current Distribution Date                                   2.838%

   f.  The Class A Floating Percentage for the Due
       Period with respect to the current
       Distribution Date                                                 88.229%

   g.  The Class A Principal Percentage for the
       Due Period with respect to the current
       Distribution Date                                                 87.500%

   h.  The Collateral Floating Percentage for
       the Due Period with respect to the
       current Distribution Date                                         11.771%

   i.  The Collateral Principal Percentage for
       the Due Period with respect to the
       current Distribution Date                                         12.500%


   3.  Delinquent Balances
       -------------------

       The aggregate amount of outstanding balances
       in the Accounts which were 30 or more days
       delinquent as of the end of the Due Period
       for the current Distribution Date                        $933,915,652.05


   4.  Investor Default Amount
       -----------------------

   a. The aggregate amount of all Defaulted Receivables written off as uncollectible during the Due Period with respect to the current Distribution Date allocable to the Series 1996-R Certificates (the
       "Investor Default Amount")


           1.  Investor Default Amount                            $1,715,658.16
           2.  Recoveries                                            $83,875.47
           3.  Net Default Receivables                            $1,631,782.69

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                                                            Series  1996-R



       b.  The Class A Investor Default Amount

           1.  Investor Default Amount                            $1,513,700.48
           2.  Recoveries                                            $74,002.12
           3.  Net Default Receivables                            $1,439,698.36

       c.  The Collateral Investor Default Amount

           1.  Investor Default Amount                              $201,957.68
           2.  Recoveries                                             $9,873.35
           3.  Net Default Receivables                              $192,084.33

       5.  Investor Charge-offs.
           --------------------

           a.  The amount of the Class A Investor
               Charge-Offs per $1,000 interest
               after reimbursement of any such Class A
               Investor Charge-Offs for the Due
               Period with respect to the current
               Distribution Date                                          $0.00

           b.  The amount attributable to Class A Investor
               Charge-Offs, if any, by which the principal
               balance of the Class A Certificates exceeds
               the Class A Invested Amount as of the end
               of the day on the Record Date with respect to
               the current Distribution Date                              $0.00

           c.  The amount of the Collateral Charge-Offs,
               if any, for the Due Period with respect
               to the current Distribution Date                           $0.00


           6.  Monthly Servicing Fee
           -------------------------

           a.  The amount of the Monthly Servicing Fee
               payable from available funds by the Trust to
               the Servicer with respect to the current
               Distribution Date                                     $55,096.80

           b.  The amount of the Interchange Monthly
               Servicing Fee payable to the Servicer
               with respect to the current Distribution Date        $275,483.99


           7.  Available Cash Collateral Amount
           ------------------------------------

           a.  The amount, if any, withdrawn from the Cash
               Collateral Account for the current
               Distribution Date (the "Withdrawal Amount")                $0.00

           b.  The amount available to be withdrawn
               from the Cash Collateral Account as of the
               end of the day on the current Distribution Date,
               after giving effect to all withdrawals, deposits
               and payments to be made on such Distribution
               Date (the "Available Cash Collateral Amount" for
               the next Distribution Date)                        $4,571,429.00

           c.  The amount as computed in 7.b as a percentage
               of the Class A Invested Amount after giving
               effect to all reductions thereof  on the
               current Distribution Date                                  2.286%


           8.  Collateral Invested Amount
           ------------------------------

           a.  The Collateral Invested Amount for the
               current Distribution Date                         $31,131,297.00

           b.  The Collateral Invested Amount after
               giving effect to all withdrawals, deposits,
               and payments on the current
               Distribution Date                                 $25,928,988.00
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                                                                  Series 1996-R

       9.  Total Enhancement
           ---------------------

           a.  The total Enhancement for the current
               Distribution Date                                 $35,702,726.00

           b.  The total Enhancement after giving effect
               to all withdrawals, depostis and payments
               on the current Distribution Date                  $30,500,417.00



C.   The Pool Factor
--------------------

           The Pool Factor (which represents the ratio of the
           Class A Invested Amount on the last day of the month
           ending on the Record Date adjusted for Class A
           Investor Charge-Offs set forth in B.5.a above and for
           the distributions of principal set forth in A.2 above
           to the Class A Initial Invested Amount). The amount
           of a Class A Certificateholder's pro rata share of
           the Class A Invested Amount can be determined by
           multiplying the original denomination of the
           holder's Class A Certificate by the Pool Factor          50.00000001%


D. Deficit Controlled Amortization Amount
-----------------------------------------

   1.  The Deficit Controlled Amortization Amount for
       the preceding Due Period                                           $0.00
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CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
Signature Page











                            First USA Bank, N.A.
                            Servicer



                            By:    /s/ TRACIE KLEIN
                                  ------------------------------
                                       TRACIE KLEIN
                            Title:     FIRST VICE PRESIDENT